MULTIPLE INDEBTEDNESS MORTGAGE

UNITED STATES OF AMERICA
STATE OF LOUISIANA
PARISH OF LAFAYETTE

BE IT KNOWN that on this 26 day of June, 2007, before me, the undersigned authority, a Notary Public duly commissioned and qualified in and for the aforesaid Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared:

TALEN LANDING II, INC., a Louisiana corporation, whose principal place of business is located in Jefferson Davis Parish, State of Louisiana, at 225 Pleasant Street, Lake Arthur, Louisiana 70549, represented herein by its duly authorized President, C. Raymond Talen, as evidence by the unanimous written consent of the Board of Directors attached hereto as Exhibit “A” (hereinafter referred to as “Mortgagor”), who declared to me, Notary, that as security and collateral for a promissory note given by Talen’s Marine and Fuel, Inc., a Louisiana corporation (the “Borrower”), dated June 26, 2007 in the original principal amount of SIX HUNDRED FORTY THOUSAND AND NO/100 ($640,000.00) DOLLARS, to Allegro Biodiesel Corporation, a Delaware corporation (hereinafter referred to as “Lender”), including any and all present obligations and loans, extensions of credit and/or other financial accommodations obtained by Borrower from Lender, as well as from the successors and assigns of the Lender, including interest, attorney's fees, insurance premiums, assessments, taxes and costs, advanced under the terms of this Mortgage, and any other advances or expenditures made by the Lender for expenses incurred by the Lender in protection or in furtherance of its rights under this Mortgage and whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising (collectively, the “Indebtedness”), Mortgagor does hereby specially mortgage, affect and hypothecate unto and in favor of Lender, the property described more fully below, together with all buildings or improvements thereon or to be placed thereon, and all rights, ways, privileges, servitudes and appurtenances thereunto belonging, and together with all cooling, heating, plumbing and lighting fixtures and equipment now or hereafter attached to or used in connection with the real estate so described:

A 8.691 acre tract of land commencing at a point 494.80 feet South of the Corner of Sections 2, 3, 10, 11 of Section 10, Township 13 South, Range 3 West, Cameron Parish, thence South 00 degrees 56’ 57” West, a distance of 286.90 feet; thence North 89 degrees 13’ 57” West, a distance of 140.64 feet; thence North 00 degrees 48’ 51” East, a distance of 61.94 feet; thence South 63 degrees 28’ 22” West, a distance of 158.14 feet; thence South 76 degrees 51’ 55” West, a distance of 221.03 feet; thence South 23 degrees 35’ 57” West, a distance of 545.70 feet; thence North 70 degrees 09’ 28” West, a distance of 232.29 feet; thence North 00 degrees 58’ 15” East 591.11 feet; thence South 89 degrees 15’ 44” East, a distance of 396.26 feet; thence North 00 degrees 58’ 13” East, a distance of 187.40 feet; thence South 89 degrees 06’ 48” East, a distance of 528.84 feet, to the point of commencement, records of Cameron Parish, Louisiana, and as per the plat by Michael P. Guidry dated May 13, 1997 attached to that certain Cash Deed recorded in the records of the Clerk of Court’s office of the Parish of Cameron, State of Louisiana, under Entry Number ____________.

(collectively, the “Mortgaged Property”).

The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation as a mortgage and as a collateral assignment, including all principal, interest and any expenses incurred by the Lender and all other amounts included within the Indebtedness, is FIVE MILLION ($5,000,000.00) DOLLARS.

The Mortgagor acknowledges that this Mortgage secures all loans and advances made or incurred by the Lender under or pursuant to that certain Loan Agreement, dated of even date herewith, among Mortgagor, Borrower, C. Raymond Talen and Lender (the “Loan Agreement”), this Mortgage, the Note or otherwise, whether optional or obligatory by the Lender. This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now by zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished. When no Indebtedness secured by this Mortgage exists and the Lender is not bound to permit any Indebtedness to be incurred, this Mortgage may be terminated by the Mortgagor upon thirty (30) days prior written notice sent by the Mortgagor to the Lender in accordance with the provisions of this Mortgage.

MULTIPLE INDEBTEDNESS MORTGAGE

Mortgagor warrants that record title to the Mortgaged Property stands in Mortgagor’s name and is free of liens and encumbrances. Furthermore, the Mortgagor has not heretofore conveyed or agreed to convey or encumber the Mortgaged Property in any way, except in favor of the Lender.

Mortgagor acknowledges the obligations secured hereby, and confesses judgment thereon if the obligations are not paid in accordance with their terms. Should a) Mortgagor fail to comply with the obligations herein undertaken; b) Mortgagor or Borrower fail to comply with any obligation secured by this Mortgage, including without limitation failing to make payment when due of any principal or interest payments to Lender; c) Mortgagor or Borrower commit an “Event of Default” as defined in the Loan Agreement; or d) Mortgagor breach this contract in any way, Lender shall have the option to accelerate the maturity of the obligations secured herein, whether represented by promissory notes or otherwise, and any other amounts due under this contract and the same shall be due and payable immediately. Upon Mortgagor’s or Borrower’s default Lender may, without making a demand and without putting in default, seize all or part of the Mortgaged Property and have it sold by executory process or any other legal process.

Mortgagor hereby expressly waives: (a) the benefit of appraisement as provided in LSA-C.C.P. Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same; (b) the demand for payment and the delay of three days accorded by LSA - C.C.P. Articles 2639 and 2721; (c) the delay of three days accorded by LSA C.C.P. 2331 and 2722 and (d) the benefit of any other articles of the Louisiana Code of Civil Procedure or laws relating to the rights of appraisement, notice, or delay; and Mortgagor expressly agrees to the immediate seizure of the Mortgaged Property in the event of suit hereon.

Mortgagor further agrees that in the event any proceedings are instituted to enforce this Mortgage either by executory process or by ordinary suit, any and all declarations of fact made by authentic act by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of the proceeding. The Mortgagor specifically agrees that such an affidavit by a representative of the Lender as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

In the event of foreclosure, Lender may elect to serve as keeper or to designate the keeper and if Lender so elects, Mortgagor hereby expressly authorizes and appoints the Lender or its assignee as the keeper of the Mortgaged Property pursuant to LSA - R.S. 9:5136, et seq. The compensation of the keeper is hereby fixed at 1% of the amount due or sued for, or claimed or sought to be protected or enforced, and shall be secured by the lien of this Mortgage.

Mortgagor agrees:

1.	To observe and abide by all lawful rules and regulations of legally constituted authorities from time to time in force and effect bearing upon and affecting the Mortgaged Property.

2.	Not to abandon the Mortgaged Property.

3.	To allow Lender access to and the right to inspect the Mortgaged Property, at all reasonable times.

4.
That the Mortgaged Property shall not be sold, alienated or encumbered to the prejudice of the Lender or of this Mortgage, without the Lender’s prior written consent. Mortgagor agrees that, unless prior written approval has been obtained from Lender, any sale, alienation or encumbrance, whether with or without assumption of the obligations secured hereby, shall constitute a breach of this Mortgage and shall constitute a default on the part of Mortgagor.

5.
That in the event that Mortgagor (or any one of them if more than one) should become insolvent, file a petition in bankruptcy, or should proceedings be instituted to put Mortgagor ( or any one of them if more than one) in involuntary bankruptcy, or should proceedings be taken against Mortgagor (or any one of them if more than one) looking to the appointment of a receiver, or syndic, or should Mortgagor (or any one of them if more than one) make an assignment for the benefit of creditors, or should any order be issued by any court for the appointment of a receiver or for the sequestration, seizure or attachment of the Mortgaged Property or should there be created any other lien or charges superior in rank to the lien and mortgage herein granted, save a governmental assessment or levy, then and in any such event, the obligations secured hereby in principal and interest and all other indebtedness secured hereby shall, at the option of the Lender, immediately become due and payable. Any failure on the part of the Lender to exercise said option shall not constitute a waiver of the right to exercise the same at any other time.

6.
To keep the improvements now existing or hereafter placed on the Mortgaged Property insured as may be required from time to time by Lender against loss by fire and other hazards, casualties and contingencies in such amounts and for such periods as may be required by Lender and to promptly pay any premiums due on such insurance. If Mortgagor should fail to pay same then Lender may, but is not obligated to, pay such premiums as it deems necessary with full right to repayment and interest as provided below. All insurance shall be carried in companies approved by Lender and the policies and renewals thereof shall be held by Lender and have attached thereto loss payable clauses in favor of and in a form acceptable to Lender. In the event of loss, Mortgagor will give immediate notice by mail to Lender who may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Mortgagor and Lender jointly, and the insurance proceeds, or any part thereof, may be applied by Lender at its option either to reduction of the indebtedness hereby secured or to the restoration or repair of the property damage. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

MULTIPLE INDEBTEDNESS MORTGAGE

7.
To pay and discharge when due all taxes, local and special assessments and governmental or utility charges of every description which shall be imposed, assessed or levied upon the Mortgaged Property, or any part thereof, so that the priority of this Mortgage shall at all times be maintained and preserved, and to furnish to Lender evidence of the payment of same. If Mortgagor should fail to pay same then Lender may, but is not obligated to , pay them with full subrogation to all rights of taxing authorities by reason of such payment.

8.
To maintain, preserve and keep at all times all of the Mortgaged Property in thorough repair, good order and condition and to make all necessary repairs and improvements thereto so that the security of this Mortgage shall at no time become impaired; provided, however, that the Mortgagor shall make no repairs, additions or alterations to the Mortgaged Property or allow any work to be done thereon whereby any lien or privilege could result against the Mortgaged Property without previously obtaining the written consent of the Lender. Upon failure to maintain the Mortgaged Property, Lender at its option, may cause reasonable maintenance work to be performed at the cost of Mortgagor.

9.
To execute and deliver or cause to be executed and delivered to Lender such further documents and statements as Lender may require to perfect and protect the lien of this Mortgage, and pay all cost of recording such documents in such public offices as may be required by law.

10.
That any amount paid by Lender on Mortgagor’s behalf as authorized by this Mortgage, together with interest thereon at the rate of five (5.00%) percent per annum from the date of such payment until Mortgagor reimburses Lender therefore, shall be added to the Indebtedness secured by this Mortgage, and such additional debt in principal and interest shall be collectible by Lender on demand.

Lender may release, at any time, without notice, any part of the Mortgaged Property from the effect of this Mortgage or grant an extension or deferment of time for the discharge of any obligation hereunder, or release any one or more of the parties bound therefore from any or all of his or their obligation hereunder without affecting the personal liability of any other party then bound for the payment of the Indebtedness due hereunder.

Mortgagor waives all homestead exemptions to which Mortgagor is or may be entitled under the Constitution and laws of the State of Louisiana.

The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

Whenever the Mortgagor herein is more than one person, the term “Mortgagor” as used herein shall be deemed to be plural and to refer to each or every such person as the context may indicate, and all obligations, duties liabilities, responsibilities and covenants of each any every one of such persons hereunder are and shall be solidary.

-signatures on following page-

MULTIPLE INDEBTEDNESS MORTGAGE

THUS DONE, READ AND SIGNED at Lake Arthur, Louisiana, on the day and date herein first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:

TALEN LANDING, II, INC.

/s/ J. Bryan Caillier	/s/ C. Raymond Talen
Print Name: J. Bryan Caillier	C. Raymond Talen, President

/s/ Bernard C. Thibeaux
Print Name: Bernard C. Thibeaux

/s/ Paula Ann Champagne
NOTARY PUBLIC
Print name: Paula Ann Champagne
Bar Roll/Notary Public No.: 67317

MULTIPLE INDEBTEDNESS MORTGAGE

Exhibit A

Written Consent